Exhibit 99.1

Sybase Reports Double-Digit Growth in Second Quarter Database License Revenue, Operating Income, and Earnings

Revenue and EPS Exceed First Call Consensus

Management Raises Full-Year Guidance for Revenue, EPS, and Cash Flow

DUBLIN, Calif.--(BUSINESS WIRE)--July 21, 2009--Sybase, Inc. (NYSE:SY), the largest enterprise software and services company exclusively focused on managing and mobilizing information, today reported financial results for the second quarter ended June 30, 2009.

Highlights:

  Historical second quarter records achieved in operating income, operating margin, net income, EPS, and cash flow
  License revenue increased 4% year over year and 11% in constant currency
  Database license revenue increased 23% and 30% in constant currency
  Mobile software license revenue increased 4% and 11% in constant currency
  GAAP operating income up 24% to $63.3 million, representing operating margin of 23%
  Non-GAAP operating income up 23% to $78.3 million, representing operating margin of 28%
  GAAP EPS up 28% to $0.43, non-GAAP EPS up 16% to $0.56
  Cash flow from operations increased 9% to $68.3 million

2009 Second Quarter Results

Total revenue for the second quarter of 2009 was $278.0 million from $282.7 million in the second quarter of 2008. License revenue grew to $94.1 million compared to $90.5 million in the second quarter of 2008. Services revenue was $139.6 million, and messaging revenue was $44.2 million in the 2009 second quarter.

Sybase’s second quarter total revenue reflects a 7% negative impact from foreign currency exchange rates. Absent the impact of currency, total revenue increased 5% year over year, and license revenue increased 11% year over year.

Operating income calculated in accordance with generally accepted accounting principles (GAAP) for the second quarter increased 24% year over year to $63.3 million, representing an operating margin of 23%.

For the quarter, the company reported GAAP net income of $37.6 million and GAAP earnings per diluted share (EPS) of $0.43. This compares with 2008 second quarter GAAP net income of $29.8 million and GAAP EPS of $0.33.

Non-GAAP operating income for the 2009 second quarter increased 23% year over year to $78.3 million, representing a 28% operating margin.

Non-GAAP net income for the second quarter grew 14% year over year to $49.4 million. Non-GAAP EPS grew 16% year over year to $0.56.

Non-GAAP amounts exclude the amortization of certain purchased intangibles, stock-based compensation, restructuring costs, charges related to the impairment of auction rate securities, imputed interest related to our convertible debt, gains or losses on assets held for employees in a deferred compensation plan, and the tax effect of these and related items.

Accompanying this release is a reconciliation from GAAP to non-GAAP amounts for the second quarters of 2008 and 2009.

Cash flow from operations was $68.3 million in the quarter.

Chairman, CEO and President of Sybase John Chen stated, "We are pleased to deliver another record performance in these challenging economic times, highlighted by second quarter all-time highs in operating margin, net income, and cash flow, as well as double-digit growth in database license revenue, operating income, and earnings.

“We also experienced momentum in our key growth initiatives including analytics, enterprise mobility and mobile commerce,” added Mr. Chen. “During the quarter, we launched risk analytics with time series capabilities, expanded partnerships with the Sybase Unwired Platform, and were selected to provide the technology platform on a number of mBanking and mCommerce opportunities.

“Due to our stronger-than-expected performance in the first half of this year, we are raising our full-year 2009 financial guidance for the second time this year,” concluded Mr. Chen.

Balance Sheet and Other Data

At June 30, 2009, Sybase reported $816.8 million in cash and cash investments, including restricted cash of $18.0 million.

As of June 30, 2009, $62.5 million remained authorized under the company’s current share repurchase program.

Days sales outstanding (DSO) for the first quarter was 76.

Guidance

For the third quarter ending September 30, 2009, management anticipates total revenue in the range of $275 million to $280 million, representing 4% to 6% growth before taking into account an estimated 7% negative currency impact. Management anticipates non-GAAP fully diluted EPS in the range of $0.55 to $0.57 and GAAP EPS in the range of $0.41 to $0.43.

For full-year 2009, management is raising guidance for total revenue to a range of $1.11 billion to $1.12 billion from prior expectations of approximately $1.10 billion. This represents growth of 5% to 6% before taking into account an estimated 7% negative currency impact. Management is raising guidance for non-GAAP EPS to a range of $2.23 to $2.27 from a previous range of $2.20 to $2.24. Management is raising GAAP EPS to a range of $1.67 to $1.71 from a previous range of $1.64 to $1.68. Management is also raising expectations for full-year 2009 cash flow from operations to approximately $275 million from prior expectations of $250 million or higher.

A summary of the company's 2009 guidance assumptions and a reconciliation to the company’s previous guidance assumptions are as follows:

2009 Guidance Assumptions

	GAAP		Non-GAAP

Revenue Growth
2009 forecasted revenue growth - constant currency (1)	5%	6%	5%	6%
2009 forecasted foreign exchange impact on revenue growth (2)	(7%)	(7%)	(7%)	(7%)
2009 forecasted revenue growth - reported	(2%)	(1%)	(2%)	(1%)

EPS Reconciliation
Prior 2009 EPS guidance	1.64	1.68	2.20	2.24

Increase due to foreign exchange impact	0.02	0.02	0.02	0.02
Increase due to operations	0.09	0.10	0.09	0.10
Stock based compensation	(0.02)	(0.02)	-	-
Tax rate change	(0.01)	(0.01)	(0.02)	(0.02)
WASO impact due to higher share count	(0.05)	(0.06)	(0.06)	(0.07)

2009 EPS guidance	$1.67	$1.71	$2.23	$2.27

(1) No Change
(2) Prior assumption was (8%)
Please see "Note Regarding Non-GAAP Financial Measures" for important information regarding Non-GAAP Financial Measures.

Accompanying this release is a reconciliation from projected GAAP to non-GAAP amounts for the estimated 2009 third quarter and full-year results.

Conference Call and Webcast Information

The Sybase 2009 second quarter conference call and simultaneous Webcast is scheduled to begin at 7:30 a.m. Pacific Time/10:30 a.m. Eastern Time on Tuesday, July 21, 2009. To access the live Webcast, please visit www.fulldisclosure.com or Sybase’s Website at www.sybase.com at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available approximately two hours after the conference call ends and will be available until 10:00 p.m. Pacific Time on July 28, 2009. To access the replay, please dial (888) 203-1112 for domestic access and (719) 457-0820 for international callers; the access code for the telephone replay is #6945972. Additionally, the archived Webcast will be available through October 21, 2009 at http://www.sybase.com/about_sybase/investorrelations.

About Sybase, Inc.

Sybase is an industry leader in delivering enterprise and mobile software to manage, analyze and mobilize information. We are recognized globally as the performance leader, proven in the most data-intensive industries and across all systems, networks and devices. For 25 years, our information management, analytics and enterprise mobility solutions have powered the world’s most mission-critical systems in financial services, telecommunications, manufacturing and government. For more information, visit http://www.sybase.com. Read Sybase blogs: http://blogs.sybase.com.

Forward-Looking Statements

Certain statements in this release concerning Sybase, Inc. and its prospects and future growth are forward-looking and involve a number of uncertainties and risks. Factors that could cause actual events or results to differ materially from those suggested by these forward-looking statements include, but are not limited to, the performance of the global economy and growth in software industry sales; market acceptance of the company’s products and services; customer and industry analyst perception of the company and its technology vision and future prospects; the success of certain business combinations engaged in by the company or by competitors; political unrest or acts of war; possible disruptive effects of organizational or personnel changes; and other factors described in Sybase, Inc.’s reports filed with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008 and its quarterly report on Form 10-Q for the three-month period ended March 31, 2009.

Note Regarding Non-GAAP Financial Measures

In addition to our GAAP results, Sybase discloses adjusted operating income, net income and net income per share, referred to respectively as “non-GAAP operating income”, “non-GAAP net income”, and “non-GAAP net income per diluted share”. These items, which are collectively referred to as “Non-GAAP Measures”, exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets, restructuring costs, non-cash charges related to the impairment of auction rate securities (“ARS”), the imputed interest expense on our convertible notes, gains or losses on assets held for employees in a deferred compensation plan, and the tax effect of these and related items. From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the Non-GAAP Measures by excluding these expenses and gains.

We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, restructuring charges, impairment charges to our ARS, the imputed interest expense on our convertible notes, and gains or losses on assets held for employees in a deferred compensation plan are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decisions to issue stock-based compensation, to acquire a company or to restructure the organization, are made to further our long-term strategic objectives and do impact our income statement under GAAP, these items affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the Non-GAAP Measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period. Therefore, we exclude these impacts in our planning, monitoring, evaluation and reporting of our underlying revenue-generating operations for a particular period.

Prior to the adoption of Financial Accounting Standards Board Statement 123 Revised “Share-based Payment” (“FAS 123R”) on January 1, 2006, our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors with certain Non-GAAP Measures. With the adoption of FAS 123R, we continue to believe that Non-GAAP Measures can provide relevant disclosure to investors as contemplated by Staff Accounting Bulletin 107 (“SAB 107”) and we have presented Non-GAAP Measures that exclude stock-based compensation, amortization of acquisition-related intangible assets, impairment charges to ARS, imputed interest expense, restructuring costs and the related tax effects. While these items (other than restructuring) are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b) we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business for any particular period.

We also use Non-GAAP Measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the award of stock options is governed by the stock committee of the Board of Directors and, in the case of acquisition-related intangible assets; acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management. The restructuring charges, like our stock-based compensation charges, amortization of acquisition-related intangible assets, and write-downs to ARS, the imputed interest expense on our convertible notes, and gains or losses on assets held for employees in a deferred compensation plan, are excluded in management’s internal evaluations of our operating results and are not considered for management compensation purposes.

In the case of stock-based compensation, our compensation strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational performance in any particular period. We use annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.

We view amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.

The cost of restructure charges are excluded in our Non-GAAP Measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company’s core operations during any particular period. We have not undertaken restructuring since 2004 and amounts included in cost of restructure in 2006 and subsequently reflect lease termination costs from previously announced restructuring efforts. Our previous restructuring activities and related expenses were not related to operating performance for any particular period, and were not subject to change by management in any particular period. Instead, the prior restructuring was intended to align our business model and expense structure to our position in the market.

The liquidity and fair value of our investments in marketable securities, including auction rate securities, have been negatively impacted by the uncertainty in the credit markets and failed auctions due to a lack of marketability of these securities. As a result, we recorded impairment charges to reduce the carrying value of our ARS investments. The impairment charges related to our ARS investments have been excluded from our non-GAAP results of operations. These impairment charges are excluded from management’s assessment of our operating performance because management believes that they are not indicative of our ongoing business operations. We believe that the exclusion of these unique charges provides investors an enhanced view of our operations and facilitates comparisons with the results of other periods. In 2009, GAAP changed to require that issuers of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on our $460 million of 1.75% convertible subordinated notes that were issued a private placement in February 2005, the “imputed interest expense.” The imputed interest expense is excluded from management’s assessment of our operating performance because management believes that this is not indicative of our ongoing business operations. We believe that the exclusion of the imputed interest expense provides investors an enhanced view of our operational performance and will facilitate the comparisons of future reported results with results from periods prior to the GAAP requirement to recognize imputed interest expense.

We maintain a rabbi trust for our deferred compensation plan that was established to allow certain employees the opportunity to defer the receipt of compensation. Plan participants elect to defer a portion of their compensation and these amounts are deemed invested in investment options that mirror the participants’ 401(k) plan investment elections. The rabbi trust for the deferred compensation plan is structured in accordance with IRS guidelines and the assets in the trust are subject to the claims of our general creditors. The gains and losses on assets in the deferred compensation plan are excluded from management’s assessment of our operating performance because management believes that they are not indicative of our ongoing business operations. We believe that the exclusion of these gains and losses provides investors an enhanced view of our operational performance and these gains and losses are unrelated to operational performance in any particular period.

Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates because of (i) the exclusion of the amortization of acquisition-related intangible assets, stock-based compensation expenses, restructuring costs, and other expense and income items described above, (ii) the exclusion of certain acquired tax attributes, and (iii) the resulting impact on the realization of the Company’s other tax assets. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit because management believes that they are not indicative of our ongoing business operations.

Because the Non-GAAP Measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative to, or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the Non-GAAP Measures, including the following:

  These Non-GAAP Measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other software or technology companies.
  The Non-GAAP Measures do not reflect all costs associated with our operations determined in accordance with GAAP. For example:

Non-GAAP operating margin performance and non-GAAP net income do not include stock compensation expense related to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under FAS 123R. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from our non-GAAP measures.

Although amortization of acquisition-related intangible assets does not directly impact our current cash position, such expense represents the declining value of the technology or other intangible assets that we have acquired. These assets are amortized over their respective expected economic lives or impaired, if appropriate. The expense associated with this decline in value is excluded from our non-GAAP measures and therefore non-GAAP measures do not include the costs of acquired intangible assets that supplement our research and development.

Restructuring charges in 2006 and subsequently primarily represent lease termination costs associated with restructuring activities that commenced in 2004 and before. Most of the charges are cash expenditures, which are excluded from our Non-GAAP Measures.

While the interest imputed on our convertible notes does not directly impact our current cash position, such expense recognizes the deemed economic value of the conversion feature associated with the notes. The expense associated with this deemed economic value is excluded from our non-GAAP measures and, therefore, non-GAAP measures do not reflect a deemed expense associated with our convertible notes.

  Excluded expenses for stock-based compensation, amortization of acquisition-related intangible assets, imputed interest on our convertible debt, and gains and losses on assets in our deferred compensation plan will continue to recur and impact the Company’s GAAP results. While restructuring costs are non-recurring activities, their occasional occurrence will impact GAAP results. As such, the Non-GAAP Measures should not be construed as an inference that the excluded items are unusual, infrequent or non-recurring.

The company adjusts for these limitations by relying on these Non-GAAP Measures only as a supplement to the Company’s GAAP results.

SYBASE, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)	June 30, 2009	December 31, 2008 (1)
	(Unaudited)

Current assets:
Cash and cash equivalents	$662,186	$611,364
Short-term investments	121,910	8,689
Total cash, cash equivalents and short-term cash investments	784,096	620,053

Restricted cash	18,014	2,773
Accounts receivable, net	235,699	270,400
Deferred income taxes	40,977	45,524
Prepaid income taxes	9,038	4,932
Other current assets	14,780	34,208

Total current assets	1,102,604	977,890

Long-term cash investments	14,711	15,513
Restricted long-term cash investments	-	41
Property, equipment and improvements, net	58,834	62,263
Deferred income taxes	12,299	17,794
Capitalized software, net	85,837	82,400
Goodwill, net	528,433	527,151
Other purchased intangibles, net	100,042	113,970
Other assets	28,952	29,300

Total assets	$1,931,712	$1,826,322

Current liabilities:
Accounts payable	$20,745	$26,300
Accrued compensation and related expenses	64,543	80,031
Accrued income taxes	19,233	17,562
Other accrued liabilities	109,482	124,050
Deferred revenue	226,830	211,903
Convertible subordinated notes	447,556	-

Total current liabilities	888,389	459,846

Other liabilities	43,222	44,788
Deferred income taxes	10,075	11,898
Long-term tax liability	39,350	32,082
Long-term deferred revenue	4,215	4,535
Convertible subordinated notes	-	438,299

Total stockholders' equity	946,461	834,874

Total liabilities and stockholders' equity	$1,931,712	$1,826,322

(1)

On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”) and FAS No. 160, “NonControlling Interests in Consolidated Financial Statements” (FAS 160). As required by the FSP and FAS 160, prior period results have been recast to conform with the new pronouncements.

SYBASE, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2009	2008 (1)	2009	2008 (1)

Revenues:
License fees	$94,126	$90,515	$183,402	$168,639
Services	139,587	146,594	274,561	285,991
Messaging	44,243	45,604	87,507	88,231

Total revenues	277,956	282,713	545,470	542,861

Costs and expenses:
Cost of license fees	14,184	15,129	26,465	29,666
Cost of services	38,837	41,080	75,666	81,960
Cost of messaging	27,611	27,403	54,584	52,511
Sales and marketing	62,278	74,272	126,492	142,565
Product development and engineering	35,935	36,046	70,679	71,608
General and administrative	32,092	34,077	63,954	70,138
Amortization of other purchased intangibles	3,756	3,573	7,479	7,089
Cost (Reversal) of restructure	11	(8)	1	19

Total costs and expenses	214,704	231,572	425,320	455,556

Operating income	63,252	51,141	120,150	87,305

Interest income and expense and other, net	(4,072)	(5,210)	(12,974)	(5,913)

Income before income taxes	59,180	45,931	107,176	81,392

Provision for income taxes	21,548	16,177	41,443	29,933

Net income	$37,632	$29,754	$65,733	$51,459

Less: Net income (loss) attributable to the noncontrolling interest	40	(37)	56	(28)

Net income attributable to Sybase, Inc.	$37,592	$29,791	$65,677	$51,487

Basic net income per share attributable to Sybase, Inc. (2)	$0.46	$0.36	$0.81	$0.60

Shares used in computing basic net income per share attributable to Sybase, Inc. (2)	80,585	81,688	80,197	84,680

Diluted net income per share attributable to Sybase, Inc. (2)	$0.43	$0.33	$0.76	$0.57

Shares used in computing diluted net income per share attributable to Sybase, Inc. (2)	87,570	87,753	86,052	89,656

(1)

On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”) and FAS No. 160, “NonControlling Interests in Consolidated Financial Statements” (FAS 160). As required by the FSP and FAS 160, prior period results have been recast to conform with the new pronouncements.

(2)

The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its historical and current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS The following tables reflect selected Sybase non-GAAP results reconciled to GAAP results (in 000s except percentage and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008 (1)	2009	2008 (1)
Operating Income

GAAP operating income	63,252	51,141	120,150	87,305
Plus:
Amortization of acquisition-related intangible assets	6,917	7,162	13,840	14,225
Stock-based compensation expense	6,679	5,382	12,429	11,093
Cost (Reversal) of restructure	11	(8)	1	19
Change in value of assets in deferred compensation plan	1,391	-	692	-
Non-GAAP operating income	$78,250	$63,677	$147,112	$112,642

Net Income

GAAP net income	37,592	29,791	65,677	51,487
Plus:
Amortization of acquisition-related intangible assets	6,917	7,162	13,840	14,225
Stock-based compensation expense	6,679	5,382	12,429	11,093
Cost (Reversal) of restructure	11	(8)	1	19
Impairment loss on auction rate securities	388	3,015	2,186	6,285
Imputed interest expense for convertible notes	4,737	4,426	9,257	8,737
Less:
Incremental income taxes associated with certain Non-GAAP items	(6,966)	(6,639)	(12,913)	(13,287)
Non-GAAP net income	$49,358	$43,129	$90,477	$78,559

Net Income Per Diluted Share

GAAP net income per diluted share (2)	$0.43	$0.33	$0.76	$0.57
Plus:
Amortization of acquisition-related intangible assets	0.08	$0.08	0.16	$0.16
Stock-based compensation expense	0.08	$0.06	0.14	$0.12
Cost (Reversal) of restructure	0.00	($0.00)	0.00	$0.00
Impairment loss on auction rate securities	0.00	$0.03	0.03	$0.07
Imputed interest expense for convertible notes	0.05	$0.05	0.11	$0.10
Less:
Incremental income taxes associated with certain Non-GAAP items	(0.08)	($0.08)	(0.15)	($0.15)
Non-GAAP net income per diluted share (2)	$0.56	$0.48	$1.04	$0.87

Shares used in computing diluted net income per share (2)	87,570	87,753	86,052	89,656

CLASSIFICATION OF STOCK-BASED COMPENSATION EXPENSE The following table shows the classification of stock-based compensation expense (in 000s):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Cost of services	430	306	772	665
Cost of messaging	153	127	291	218
Sales and marketing	1,668	1,360	3,068	2,716
Product development and engineering	895	733	1,613	1,397
General and administrative	3,533	2,856	6,685	6,097

Total	$6,679	$5,382	$12,429	$11,093

CLASSIFICATION OF AMORTIZATION OF PURCHASED INTANGIBLES The following table shows the classification of amortization of purchased intangibles expense (in 000s):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Cost of license fees	2,022	2,562	4,110	5,116
Cost of messaging	1,139	1,027	2,251	2,020
Amortization of other purchased intangibles	3,756	3,573	7,479	7,089

Total	$6,917	$7,162	$13,840	$14,225

(1)

On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”) and FAS No. 160, “NonControlling Interests in Consolidated Financial Statements” (FAS 160). As required by the FSP and FAS 160, prior period results have been recast to conform with the new pronouncements.

(2)

The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its historical and current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

SYBASE, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
(Dollars in thousands)	2009	2008 (1)
Cash flows from operating activities:
Net income	$65,733	$51,459
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,381	48,859
(Gain) Loss on disposal of assets	33	(18)
Impairment of investment in auction rate securities	2,186	6,285
Deferred income taxes	8,219	(3,235)
Stock-based compensation – restricted stock	6,014	4,835
Stock-based compensation – all other	6,415	6,258
Tax benefit from stock-based compensation plans	5,481	—
Excess tax benefit from stock-based compensation plans	(5,410)	(6,233)
Imputed interest expense for convertible notes	9,257	8,737
Amortization of note issuance costs	797	800
Changes in assets and liabilities:
Accounts receivable	34,955	6,315
Prepaid income taxes	(4,106)	17,604
Other current assets	4,326	(6,960)
Other assets – operating	(474)	(696)
Accounts payable	(5,558)	3,657
Accrued compensation and related expenses	(15,489)	(5,514)
Accrued income taxes	8,938	6,429
Other accrued liabilities	(15,736)	(5,704)
Deferred revenues	14,607	21,989
Other liabilities	(925)	2,385
Net cash provided by operating activities	165,644	157,252
Cash flows from investing activities:
Increase in restricted cash	(200)	(309)
Purchases of cash investments	(116,533)	(14,767)
Maturities of cash investments	2,000	32,027
Sales of cash investments	1,221	80,982
Purchases of property, equipment and improvements	(9,912)	(16,123)
Proceeds from sale of property, equipment, and improvements	8	7
Capitalized software development costs	(22,303)	(27,219)
Decrease in other assets – investing	12	75
Net cash provided by (used for) investing activities	(145,707)	54,673
Cash flows from financing activities:
Repayments of long-term obligations	(856)	(598)
Net proceeds from the issuance of common stock and reissuance of treasury stock	35,101	33,279
Purchases of treasury stock	(15,049)	(300,601)
Excess tax benefit from stock-based compensation plans	5,410	6,233
Net cash provided by (used for) financing activities	24,606	(261,687)
Effect of exchange rate changes on cash	6,279	20,102
Net increase (decrease) in cash and cash equivalents	50,822	(29,660)
Cash and cash equivalents, beginning of year	611,364	604,808
Cash and cash equivalents, end of period	$662,186	$575,148
(1)	On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”) and FAS No. 160, “NonControlling Interests in Consolidated Financial Statements” (FAS 160). As required by the FSP and FAS 160, prior period results have been recast to conform with the new pronouncements.

SYBASE, INC. CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT FOR THE THREE MONTHS ENDED JUNE 30, 2009 (UNAUDITED)

(In thousands, except per share data)
Revenues:	Infrastructure Platform Group	iAnywhere Solutions	Sybase 365	Eliminations	Consolidated Total
License fees
Infrastructure	$66,978	$13	$27	$-	$67,018
Mobile and Embedded	8,663	18,445	-	-	27,108
Subtotal license fees	75,641	18,458	27	-	94,126
Intersegment license revenues	26	7,235	8	(7,269)	-
Total license fees	75,667	25,693	35	(7,269)	94,126

Services
Direct service revenue	129,907	8,956	724	-	139,587
Intersegment service revenues	-	7,860	-	(7,860)	-
Total services	129,907	16,816	724	(7,860)	139,587

Messaging
Direct messaging revenue	6	-	44,237	-	44,243
Intersegment messaging revenues	-	-	5	(5)	-
Total messaging	6	-	44,242	(5)	44,243

Total revenues	205,580	42,509	45,001	(15,134)	277,956

Total allocated costs and expenses before cost of restructure and amortization of other purchased intangibles and purchased technology	145,220	29,574	40,046	(15,134)	199,706

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology	60,360	12,935	4,955	-	78,250

Cost of restructure - 2009 Activity	11	-	-	-	11
Amortization of other purchased intangibles	521	1,024	2,211	-	3,756
Amortization of purchased technology	78	1,944	1,139	-	3,161

Operating income before unallocated costs	$59,750	$9,967	$1,605	$-	$71,322

Other unallocated costs					8,070
Operating income after unallocated costs					63,252

Interest income and expense and other, net					(4,072)

Income before income taxes					59,180

Provision for income taxes					21,548

Net income					$37,632

Less: Net income attributable to the noncontrolling interest					40

Net income attributable to Sybase, Inc.					$37,592

Basic net income per share attributable to Sybase, Inc. (1)					$0.46

Shares used in computing basic net income per share attributable to Sybase, Inc. (1)					80,585

Diluted net income per share attributable to Sybase, Inc. (1)					$0.43

Shares used in computing diluted net income per share attributable to Sybase, Inc. (1)					87,570

(1)

The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

SYBASE, INC. CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT FOR THE SIX MONTHS ENDED JUNE 30, 2009 (UNAUDITED)

(In thousands, except per share data)
Revenues:	Infrastructure Platform Group	iAnywhere Solutions	Sybase 365	Eliminations	Consolidated Total
License fees
Infrastructure	$132,362	$26	$399	$-	$132,787
Mobile and Embedded	18,968	31,637	10	-	50,615
Subtotal license fees	151,330	31,663	409	-	183,402
Intersegment license revenues	55	15,820	17	(15,892)	-
Total license fees	151,385	47,483	426	(15,892)	183,402

Services
Direct service revenue	255,036	18,434	1,091	-	274,561
Intersegment service revenues	-	15,391	-	(15,391)	-
Total services	255,036	33,825	1,091	(15,391)	274,561

Messaging
Direct messaging revenue	6	-	87,501	-	87,507
Intersegment messaging revenues	-	-	5	(5)	-
Total messaging	6	-	87,506	(5)	87,507

Total revenues	406,427	81,308	89,023	(31,288)	545,470

Total allocated costs and expenses before cost of restructure and amortization of other purchased intangibles and purchased technology	289,436	60,011	80,199	(31,288)	398,358

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology	116,991	21,297	8,824	-	147,112

Cost of restructure - 2009 Activity	1	-	-	-	1
Amortization of other purchased intangibles	1,048	2,047	4,384	-	7,479
Amortization of purchased technology	156	3,954	2,252	-	6,362

Operating income before unallocated costs	$115,786	$15,296	$2,188	$-	$133,270

Other unallocated costs					13,120
Operating income after unallocated costs					120,150

Interest income and expense and other, net					(12,974)

Income before income taxes					107,176

Provision for income taxes					41,443

Net income					$65,733

Less: Net income attributable to the noncontrolling interest					56

Net income attributable to Sybase, Inc.					$65,677

Basic net income per share attributable to Sybase, Inc. (1)					$0.81

Shares used in computing basic net income per share attributable to Sybase, Inc. (1)					80,197

Diluted net income per share attributable to Sybase, Inc. (1)					$0.76

Shares used in computing diluted net income per share attributable to Sybase, Inc. (1)					86,052

(1)

The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS - SEGMENTS

The following table reflects non-GAAP operating income before unallocated costs reconciled to GAAP results for each Sybase segment ( in 000s except percentage and per share amounts ) :

	Three Months Ended June 30, 2009			Six Months Ended June 30, 2009
	Infrastructure Platform Group	iAnywhere Solutions	Sybase 365	Infrastructure Platform Group	iAnywhere Solutions	Sybase 365

Operating Income Before Unallocated Costs

GAAP operating income before unallocated costs	59,750	9,967	1,605	115,786	15,296	2,188
Plus:
Amortization of acquisition-related intangible assets	599	2,968	3,350	1,204	6,001	6,636
Cost of restructure	11	-	-	1	-	-

Non-GAAP operating income before unallocated costs	$60,360	$12,935	$4,955	$116,991	$21,297	$8,824

SYBASE, INC. Reconciliation of GAAP-based EPS to Non-GAAP EPS for the three months ended September 30, 2009 (unaudited)

GAAP-based EPS	$0.41	$0.43

Amortization of acquisition-related intangible assets	0.08	0.08
Stock-based compensation expense	0.07	0.07
Imputed interest expense for convertible notes	0.05	0.05
Impairment loss on auction rate securities	0.00	0.00
Income tax effect of above adjustments	(0.06)	(0.06)
Income tax effect due to differences between the GAAP and non-GAAP effective tax rate	0.00	0.00

Non-GAAP EPS	$0.55	$0.57

Please see "Note Regarding Non-GAAP Financial Measures" for important information regarding Non-GAAP Financial Measures.

SYBASE, INC. Reconciliation of GAAP-based EPS to Non-GAAP EPS for the twelve months ended December 31, 2009 (unaudited)

GAAP-based EPS	$1.67	$1.71

Amortization of acquisition-related intangible assets	0.32	0.32
Stock-based compensation expense	0.30	0.30
Imputed interest expense for convertible notes	0.21	0.21
Impairment loss on auction rate securities	0.02	0.02
Income tax effect of above adjustments	(0.29)	(0.29)
Income tax effect due to differences between the GAAP and non-GAAP effective tax rate	0.00	0.00

Non-GAAP EPS	$2.23	$2.27

Please see "Note Regarding Non-GAAP Financial Measures" for important information regarding Non-GAAP Financial Measures.

SYBASE, INC. CONSOLIDATED STATEMENT OF OPERATIONS - SUPPLEMENTAL FORMAT

(in thousands)

	Three Months Ended
	June 30,	June 30,
	2009	2008 (1)

Software License & Services:
Software license & services revenue
License revenue	$94,099	$90,461
CS&S revenue	114,302	116,956
Other services	24,561	29,132
Total software license & services revenue	232,962	236,549

Cost of software license & services
Cost of license	12,162	12,567
Cost of services	38,407	40,774
Sales expense	42,734	54,620
Total cost of software license & services	93,303	107,961

Margin	$139,659	$128,588
	60%	54%

Messaging and Hosted Software:
Messaging and hosted software revenue
Messaging revenue	$44,243	$45,604
Hosted license and services revenue	751	560
Total messaging and hosted software revenue	44,994	46,164

Cost of messaging & hosted software
Cost of Messaging	26,319	26,249
Sales expense	5,528	6,371
Total cost of messaging & hosted software	31,847	32,620

Margin	$13,147	$13,544
	29%	29%

Total revenues for reportable segments	$277,956	$282,713
Total expenses for reportable segments	125,150	140,581
Total margin for reportable segments	152,806	142,132
Marketing expenses	(11,764)	(11,921)
Product development and engineering expenses	(34,400)	(35,313)
General and administrative expenses	(28,392)	(31,221)
Amortization of intangible assets	(6,917)	(7,162)
Cost (Reversal) of restructure	(11)	8
Stock-based compensation	(6,679)	(5,382)
Change in value of assets in deferred compensation plan	(1,391)	-
Interest income and expense and other, net	(4,072)	(5,210)
Income before provision for income taxes	$59,180	$45,931

(1)

On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”). As required by the FSP, prior period results have been recast to conform with the new pronouncement.

SYBASE, INC. CONSOLIDATED STATEMENT OF OPERATIONS - SUPPLEMENTAL FORMAT

(in thousands)

	Six Months Ended
	June 30,	June 30,
	2009	2008 (1)

Software License & Services:
Software license & services revenue
License revenue	$182,993	$168,573
CS&S revenue	223,909	227,622
Other services	49,561	57,292
Total software license & services revenue	456,463	453,487

Cost of software license & services
Cost of license	22,355	24,550
Cost of services	74,894	81,295
Sales expense	89,308	106,780
Total cost of software license & services	186,557	212,625

Margin	$269,906	$240,862
	59%	53%

Messaging and Hosted Software:
Messaging and hosted software revenue
Messaging revenue	$87,507	$88,231
Hosted license and services revenue	1,500	1,143
Total messaging and hosted software revenue	89,007	89,374

Cost of messaging & hosted software
Cost of Messaging	52,041	50,273
Sales expense	12,828	12,462
Total cost of messaging & hosted software	64,869	62,735

Margin	$24,138	$26,639
	27%	30%

Total revenues for reportable segments	$545,470	$542,861
Total expenses for reportable segments	251,426	275,360
Total margin for reportable segments	294,044	267,501
Marketing expenses	(20,998)	(20,607)
Product development and engineering expenses	(68,748)	(70,211)
General and administrative expenses	(57,186)	(64,041)
Amortization of intangible assets	(13,840)	(14,225)
Cost (Reversal) of restructure	(1)	(19)
Stock-based compensation	(12,429)	(11,093)
Change in value of assets in deferred compensation plan	(692)	-
Interest income and expense and other, net	(12,974)	(5,913)
Income before provision for income taxes	$107,176	$81,392

(1)

On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”). As required by the FSP, prior period results have been recast to conform with the new pronouncement.

CONTACT:
Sybase Investor Relations
For Financial Inquiries:
Charlie Chen, 925-236-6015
charlie@sybase.com
Lynne Farris, 925-236-8797
lynne.farris@sybase.com
or
Sybase Public Relations
For Press Inquiries:
Crystal Lu, 925-236-6431
crystal.lu@sybase.com